EXHIBIT 1



                     FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             AND CERTIFICATION OF COMPLIANCE WITH SECTION 27 THEREOF


                  Pursuant to Section 27 of the Rights Agreement (the "Agreement") dated as of December 6, 1996, between Exogen, Inc., a Delaware corporation (the "Company"), and Registrar and Transfer Company, a banking corporation (the "Rights Agent"), the Company and the Rights Agent hereby amend the Agreement as of October 22, 1998, as provided below.

                  1. Certain Definitions. Section 1 of the Agreement shall be amended as follows:

                  (a) In subsection (a)(iv) the phrase "a majority of the Continuing Directors of the Company who are not Affiliates or Associates of such Person or representatives of such Person or of any such Affiliate or Associate" in the third, eighth, and fifteenth lines of the paragraph that begins "Notwithstanding the foregoing" shall be replaced with the phrase "the Board of Directors of the Company".

                  (b) In subsection (a)(iv) the word "Continuing" in the eighteenth line of the paragraph that begins "Notwithstanding the foregoing" shall be replaced with the words "Board of".

                  (c) The definition of Continuing Director shall be deleted.

                  (d) In subsection (l) the phrase "a majority of Continuing Directors then in office" in the second and sixth lines shall be replaced with the phrase "the Board of Directors of the Company".

                  (e) In subsection (t) the phrase "such tender offer occurs at a time when Continuing Directors are in office and a majority of the Continuing Directors then in office" shall be replaced with the phrase "the Board of Directors of the Company".

                  (f) In subsection (t) the phrase "such Continuing Directors" in the second to last line shall be replaced with the phrase "the Board of Directors of the Company".

                  2. Reservation and Availability of Preferred Shares. Section 9(c) shall be amended by replacing the phrase "A majority of the Continuing Directors" in the tenth line with the phrase "The Board of Directors of the Company".

                  3. Redemption. Section 23 shall be amended as follows:

                  (a) The phrase "a majority of Continuing Directors" in the fourth line of subsection (a) shall be replaced with the phrase "the Board of Directors of the Company".

                  (b) The proviso in subsection (a) which reads "provided, however, if the Board of Directors of the Company authorizes redemption of the Rights on or after the time a Person becomes an Acquiring Person, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors" shall be deleted.
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                  4.  Exchange.  Section 24 shall be amended  by  replacing  the phrase "and a majority vote of the Continuing Directors" with the phrase "of the Company".

                  5. Supplements and Amendments. Section 27 shall be amended by deleting the phrase "(which lengthening or shortening, following the first occurrence of an event set forth in the proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors)" in the eighth line.

                  6. Determinations and Actions by the Board of Directors,  etc.
Section 29 shall be amended as follows:

                  (a) The phrase "(and, where specifically provided for herein, the Continuing Directors)" in the sixth line shall be deleted.

                  (b) The phrase "(or, where specifically provided for herein, the Continuing Directors)" in the ninth and sixteenth lines shall be deleted.

                  (c) The phrase "or the Continuing Directors" in the last line shall be replaced with "of Directors of the Company".

                  7. Exhibit C: Summary of Rights.

                  (a) The Distribution Date summary shall be amended by replacing the phrase "a majority of the Directors not affiliated with the acquiring person or group (the "Continuing Directors")) with the phrase "the Board of Directors of the Company".

                  (b) The Redemption of the Rights summary shall be amended by replacing the phrase "a majority of the Continuing Directors" with the phrase "the Board of Directors of the Company".
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         The undersigned officer of the Company, being an appropriate officer of the Company and authorized to do so by resolution of the board of directors of the Company dated as of October 22, 1998, hereby certifies to the Rights Agent that these amendments are in compliance with the terms of Section 27 of the Agreement.


                                             Exogen, Inc.


                                             By:         /s/ PATRICK A. MCBRAYER
                                                         -----------------------
                                             Name:       Patrick A. McBrayer
                                             Title:      Chief Executive Officer
                                                          and President


Acknowledged and Agreed:

Registrar and Transfer Company,
as Rights Agent


By:     /s/ WILLIAM P. TATLER
        ---------------------
Name:   William P. Tatler
Title:  Vice-President